SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934
                          (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
   Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                          PECO ENERGY COMPANY
           ________________________________________________
           (Name of Registrant as Specified In Its Charter)

               T. D. CUTLER; G. M. PFEIL (PECO ENERGY)
           ________________________________________________
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
   [X] No Fee Required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.
   1.  Title of each class of securities to which transaction applies:
       ___________________________________________________
   2.  Aggregate number of securities to which transaction applies:
       ___________________________________________________
   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
   4.  Proposed maximum aggregate value of transaction:
       ___________________________________________________
   5.  Total fee paid:
       ___________________________________________________
   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       ___________________________________________________
       2) Form, Schedule or Registration Statement No.:
       ___________________________________________________
       3) Filing Party:
       ___________________________________________________
       4) Date Filed:
       ___________________________________________________

   (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO] PECO ENERGY                                          NOTICE OF 1999
2301 Market Street                                          ANNUAL MEETING
PO Box 8699                                                       AND
Philadelphia, PA 19101-8699                                 PROXY STATEMENT
                                                            MARCH 30, 1999


Dear Shareholder:

    Please come to our annual meeting on April 27, 1999. We are holding the meeting this year at the Sunnybrook Ballroom in Pottstown, PA, not far from our Limerick Generating Station. You will hear about our 1998 performance and have the opportunity to ask questions. Enclosed with this proxy statement are your voting card and the 1998 annual report.

    You will notice that we have again used "plain English" in our proxy statement. We are pleased that so many of you liked the new format last year and found the proxy easier to read.

    We are again offering you the chance to cast your vote on-line. If you have access to a computer, it is a very easy way to vote. Whether you choose to vote by proxy card, telephone or computer, it would help if you would vote as soon as possible.

    I look forward to seeing you at the annual meeting.


    Sincerely,

/s/ CORBIN A. MCNEILL, JR.
    Corbin A. McNeill, Jr.
    Chairman, President
    and Chief Executive Officer




                                                         [LOGO] POWERING UP

                                          KATHERINE K. COMBS
                                          Deputy General Counsel
                                          and Corporate Secretary
[LOGO] PECO ENERGY
                                          ___________________________________

                                          PECO Energy Company
                                          2301 Market Street
                                          PO Box 8699
                                          Philadelphia, PA 19101-8699



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 27, 1999


                                                             March 30, 1999


    We will hold the annual meeting of shareholders of PECO Energy Company on Tuesday, April 27, 1999, at 9:30 a.m. at the Sunnybrook Ballroom in Pottstown, Pennsylvania.

    The purpose of the annual meeting is to consider and take action on the following:

    1. Election of three directors: Daniel L. Cooper, M. Walter D'Alessio and Ronald Rubin, each for a term of three years.

    2. Ratification of PricewaterhouseCoopers, LLP as PECO Energy Company's independent accountants for 1999.

    3. A shareholder proposal relating to the use of mixed oxide fuel in nuclear reactors, if properly presented at the annual meeting.

    4. Any other business that properly comes before the annual meeting.

    Shareholders of record as of March 5, 1999 can vote at the annual meeting. This proxy statement, voting instructions and 1998 annual report to shareholders are being distributed on or about March 30, 1999.

    YOUR VOTE IS VERY IMPORTANT. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, AND ALLOW SUFFICIENT TIME FOR THE POSTAL SERVICE TO DELIVER YOUR PROXY BEFORE THE MEETING. IF VOTING BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE
INSTRUCTIONS ON YOUR PROXY CARD.


                               By Order of the board of directors

                           /s/ KATHERINE K. COMBS
                               Katherine K. Combs
                               Deputy General Counsel and Corporate Secretary

                   T A B L E   O F   C O N T E N T S


Commonly Asked Questions and Answers about the Annual Meeting  .........  1
Proposal 1: Election of Directors ......................................  4
Proposal 2: Ratification of PricewaterhouseCoopers, LLP as
            PECO Energy Company's Independent Accountants for 1999 .....  4
Proposal 3: Use of Mixed Oxide Fuel in Nuclear Reactors ................  4
Beneficial Ownership ...................................................  7
Board of Directors .....................................................  8
Board Committees ....................................................... 12
Board Compensation ..................................................... 13
Report of the Compensation Committee ................................... 15
Performance Graph ...................................................... 20
Summary Compensation Table ............................................. 21
Option Grants in 1998 .................................................. 22
Option Exercises and Year-end Value .................................... 23
Retirement Plans ....................................................... 24
Other Information ...................................................... 25




------------------------------------------------------------------------------
 For directions to the annual meeting, please refer to the inside back cover.
------------------------------------------------------------------------------

                        C O M M O N L Y  A S K E D
                Q U E S T I O N S   A N D   A N S W E R S
               A B O U T  T H E  A N N U A L  M E E T I N G
------------------------------------------------------------------------------
Q: WHAT AM I VOTING ON?

A: o Election of three directors: Daniel L. Cooper, M. Walter D'Alessio and Ronald Rubin;
   o Ratification of PricewaterhouseCoopers, LLP as PECO Energy Company's independent accountants for 1999; and
   o A shareholder proposal relating to the use of mixed oxide fuel in nuclear reactors, if properly presented at the annual meeting.

------------------------------------------------------------------------------

Q: WHO CAN VOTE?

A: Common shareholders of PECO Energy Company as of the close of business on the record date, March 5, 1999, can vote at the annual meeting. Each share of PECO Energy Company common stock gets one vote.

------------------------------------------------------------------------------

Q: HOW DO I VOTE?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope or vote by telephone or on the Internet. If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other two proposals.

   If you do not mark any selections, your proxy card will be voted:

       o in favor of the election of the directors named in Proposal 1;
       o in favor of Proposal 2; and
       o against the shareholder proposal, Proposal 3.

   You have the right to revoke your proxy any time before the meeting by:

       o notifying the Corporate Secretary; or
       o casting another vote either in person or by one of the other methods discussed above.

------------------------------------------------------------------------------

Q: CAN I VOTE MY SHARES BY TELEPHONE OR BY INTERNET?

A: If you hold your stock in your own name, you may vote by telephone or through the Internet, by following the instructions included on your proxy card.

   If your shares are held in "street name," you will need to contact your broker or other nominee to find out whether you will be able to vote by telephone or by Internet.

------------------------------------------------------------------------------

Q: WHO WILL COUNT THE VOTE?

A: Representatives of First Chicago Trust Company of New York, a division of EquiServe, and PECO Energy Company's Office of the Corporate Secretary will count the votes and serve as judges of election.

------------------------------------------------------------------------------

Q: WHAT CONSTITUTES A QUORUM?

A: As of the record date, March 5, 1999, 224,840,556 shares of PECO
   Energy Company's common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or by Internet, you will be considered part of the quorum. Proxies marked as abstaining on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of a quorum. Proxies marked as abstaining, however, will not be counted as votes cast on that proposal. Abstaining proxies include proxies containing broker non-votes.

------------------------------------------------------------------------------

Q: WHAT VOTE IS NEEDED FOR THESE PROPOSALS TO BE ADOPTED?

A: More than one-half of shares present either in person or by proxy and entitled to vote at the annual meeting must vote for a proposal in order for it to be adopted. For the election of directors, abstentions and votes "withheld" will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as "votes" cast.

------------------------------------------------------------------------------

Q: WHO CONDUCTS THE PROXY SOLICITATION AND HOW MUCH WILL IT COST?

A: PECO Energy Company is asking for your proxy for the annual meeting and will pay all the cost of asking for shareholder proxies. We have hired Morrow & Co., Inc. to help us send out the proxy materials and ask for proxies. Morrow & Co.'s fee for these services is $15,000, plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone or telegram. We can use directors, officers and regular employees of PECO Energy Company to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of PECO Energy Company common stock.

------------------------------------------------------------------------------
Q: HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF PECO
   ENERGY COMPANY?

A: You may recommend any person as a nominee for director of PECO
   Energy Company by writing to M. Walter D'Alessio, Chairman of the corporate governance committee, c/o PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Your recommendation must include a notarized statement indicating the nominee's willingness to serve, if elected, and information required under the Bylaws, including the nominee's principal occupations or employment over the past five years. The corporate governance committee has the sole discretion to decide whom it will recommend, and the board has the sole discretion to make the final selection of nominees. You cannot nominate a candidate from the floor of the annual meeting unless you have submitted the notice and the information required by the Bylaws to the Corporate Secretary and it is received no later than April 13, 1999.

------------------------------------------------------------------------------

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING HELD IN THE
   YEAR 2000 DUE?

A: In order to be considered, you must submit proposals for next year's annual meeting in writing to Katherine K. Combs, Deputy General Counsel and Corporate Secretary, PECO Energy Company, 2301 Market Street, P.O. Box 8699, Philadelphia, PA 19101-8699. Under the Bylaws, no proposal can be considered at the 2000 annual meeting unless it is received by the Corporate Secretary before the close of business on December 1, 1999. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

          P R O P O S A L S   T O   B E   V O T E D   U P O N


PROPOSAL 1:
ELECTION OF DIRECTORS

    The board of PECO Energy Company consists of 12 members, divided into three classes. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The terms of the three Class III directors will expire at the 1999 annual meeting.

    The corporate governance committee has recommended, and the board nominates, the following Class III directors for re-election: Daniel L. Cooper, M. Walter D'Alessio and Ronald Rubin. Each has consented to serve a three-year term.

    If any director is unable to stand for re-election, the board may reduce the number of directors, or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

    THE CORPORATE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THESE DIRECTORS.


PROPOSAL 2:
RATIFICATION OF PRICEWATERHOUSECOOPERS, LLP AS PECO ENERGY COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1999

    Coopers & Lybrand had been our independent public accountants for many years. Effective July 1, 1998, Coopers & Lybrand merged with PriceWaterhouse to form PricewaterhouseCoopers, LLP. Since this merger, PricewaterhouseCoopers has been our independent public accountants. The audit committee and the board of directors believe that PricewaterhouseCoopers's long-term knowledge of PECO Energy Company is invaluable, especially as PECO Energy Company moves to competition in the energy market. Representatives of PricewaterhouseCoopers working on PECO Energy Company matters are periodically changed, providing PECO Energy Company with new expertise and experience. Representatives of PricewaterhouseCoopers have direct access to members of the audit committee and regularly attend their meetings. Representatives of PricewaterhouseCoopers will attend the annual meeting to answer appropriate questions and make a statement if they desire.

    In 1998, the audit committee reviewed the PricewaterhouseCoopers Audit Plan for 1999 and proposed fees and concluded that the scope of audit was appropriate and the proposed fees were reasonable.

    THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PRICEWATERHOUSECOOPERS, LLP AS PECO ENERGY COMPANY'S INDEPENDENT
ACCOUNTANTS FOR 1999.


PROPOSAL 3:
USE OF MIXED OXIDE FUEL IN NUCLEAR REACTORS

    The Maryland Safe Energy Coalition of P.O. Box 3311, Baltimore, MD 21218 and Robert F. Sutton, of 4026 School House Lane, Plymouth Meeting, PA 19462 have informed PECO Energy Company that they intend to present the following proposal at the annual meeting:

"REFUSE PLUTONIUM FUEL FOR COMMERCIAL REACTORS

    WHEREAS: the Department of Energy (DOE) plans to dispose of surplus weapons plutonium by immobilization in ceramics and possibly as plutonium/uranium oxide (MOX) fuel for commercial reactors (to prevent diversion to bomb making and environmental dispersal);

    PECO Energy Company has expressed interest to use MOX fuel;

    We believe the public opposes using weapons plutonium fuel because we believe it would: (1) be too dangerous because it would be more hazardous to control during fissioning in reactors, increasing operating risks and component aging; (2) still be weapons-usable, so would require heavy security in transit and at reactors (greater proliferation potential than immobilization); (3) be more costly to fabricate the fuel and to operate the reactors; (4) violate the barrier between nuclear power and nuclear weapons; (5) generate nearly as much new plutonium during fissioning as it initially contained, resulting in little net loss of plutonium; (6) generate great quantities of radioactive waste, exacerbating the already critical, unresolved problems of radioactive waste storage; and (7) increase the likelihood of locking the U.S. into a deadly plutonium economy;

    The DOE has an unreliable record over the last 23 years managing large projects;

    The potential financial rewards are too small to justify the large risks to some of the Company's most valuable assets;

    PECO's long history of violations, fines and safety problems make Limerick 1, 2 or Peach Bottom 2, 3 poor choices to use the more risky MOX fuel; and

    Electric utility deregulation is causing most utilities to cut costs. This added pressure to try to make nuclear electricity cost-competitive further reduces public confidence that PECO could maintain safety and security, especially using the more risky weapons plutonium fuel;

    THEREFORE BE IT RESOLVED that the shareholders request the Company to establish a firm policy to refuse to use plutonium (MOX) fuel.

                           Supporting Statement:

    Three utilities (ComEd, Entergy and Virginia Power) recently canceled their interest in MOX, recognizing large risks with doubtful payback. The risks of this new venture cannot be overstated. Weapons plutonium cannot be used directly as fuel, but must undergo complicated and dangerous processing, creating additional radioactive waste. No fabrication facility exists in the U.S. It could be years before MOX fuel could be produced, extending plutonium accessibility for diversion. During these delays, economic or technical conditions may close candidate reactors. Regulatory uncertainties between the DOE and the Nuclear Regulatory Commission could complicate the process, introducing further adverse economic conditions for the utility.

    European experience using MOX fuel is only from reprocessed commercial reactor wastes, not weapons plutonium. European public support for MOX fuel is declining. European reprocessing corporations are a driving force of MOX fuel promotion. The U.S. should lead in developing the most effective way to immobilize weapons plutonium directly, and assist all others in this choice.

    The safety of hundreds of future generations depends upon the careful isolation of plutonium from the biosphere. Use of weapons plutonium in commercial reactors would create a dangerous precedent. For economic, safety, environmental, and nonproliferation reasons, we urge your supporting vote."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

    This proposal was submitted for consideration at the 1998 annual meeting and was defeated with 93.76% voting against and 6.24% voting in favor.

    This proposal seeks to prevent PECO Energy Company from even considering participation in a federal program in which PECO Energy Company could obtain a low-cost source of fuel. This program is personally supported by the President of the United States, the U.S. Department of Energy and the National Academy of Science.

    Nuclear reactors in the United States use uranium oxide as fuel. Nuclear reactors can also use a blend of plutonium oxide and uranium oxide, also known as mixed oxide, as fuel. The process involves blending small amounts of plutonium oxide into the uranium oxide. Mixed oxide fuel has been in existence for decades and is widely used in Europe, although obtaining plutonium from excess weapons is a recent concept resulting from nuclear disarmament.

    As a result of nuclear disarmament, there was concern about what to do with surplus weapons-usable plutonium. In an effort to reduce the danger of existing stockpiles of plutonium, the National Academy of Science recommended to the President of the United States a program to reduce the stockpiles. Based on the National Academy of Science report, the Department of Energy began evaluating the feasibility of using mixed oxide in United States commercial nuclear reactors. After several years of study, hearings, public input and a substantial record, the Department of Energy adopted a two-part program for disposing of plutonium:

    o immobilization, which involves encasing surplus plutonium in glass or ceramic material for disposal; and

    o mixed oxide fuel, which involves blending small amounts of plutonium into uranium oxide for use in commercial nuclear power plants.

    Many of the concerns raised in the proposal have been examined extensively by the Department of Energy and were taken into account in adopting this program. In addition, PECO Energy Company's nuclear plants are recognized by both the United States Nuclear Regulatory Commission and the nuclear industry as among the best in the industry. As a result, PECO Energy Company believes that Limerick and Peach Bottom are potential candidates for the use of mixed oxide fuel.

    PECO Energy Company supports the United States government's efforts to reduce global stockpiles of weapons-usable material that could present a threat to national and international security. In addition, PECO Energy Company may be able to benefit by reducing its cost of fuel. PECO Energy Company has publicly indicated a willingness to participate in a program supporting the nonproliferation goal. PECO Energy Company, however, has made it clear to the Department of Energy and industry participants that PECO Energy Company will not use mixed oxide fuel unless PECO Energy Company is guaranteed a net economic benefit. Furthermore, PECO Energy Company will not use mixed oxide fuel unless it is convinced that safety, environmental and security matters are adequately addressed.

    This shareholder proposal, however, would unfairly prevent PECO Energy Company from even considering future participation in these kinds of programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

                   B E N E F I C I A L   O W N E R S H I P

    This table indicates how much PECO Energy Company common stock was owned by the directors, named executive officers and beneficial owners of more than 5% owned as of December 31, 1998.

    o The shares listed as "Beneficially Owned" include shares in the Employee Savings Plan, the Officers and Directors Deferred Compensation Plan and the Directors Deferred Stock Unit Plan.

    o The shares listed as "May Be Acquired" include shares of PECO Energy Company common stock which can be acquired upon the exercise of stock options granted under the PECO Energy Company Long-Term Incentive Plan.

    o Beneficial ownership of directors and officers as a group represents less than 1% of the outstanding shares of PECO Energy Company common stock.


----------------------------------------------------------------------------
                                            NUMBER OF COMMON SHARES
                                    ----------------------------------------
                                    BENEFICIALLY    MAY BE
NAME                                    OWNED      ACQUIRED         TOTAL
----------------------------------------------------------------------------
Susan W. Catherwood, Director           8,085        6,000         14,085
----------------------------------------------------------------------------
Daniel L. Cooper, Director              1,668            0          1,668
----------------------------------------------------------------------------
M. Walter D'Alessio, Director           8,648       11,000         19,648
----------------------------------------------------------------------------
G. Fred DiBona, Jr., Director           1,983            0          1,983
----------------------------------------------------------------------------
James W. Durham, Officer               13,213      164,000        177,213
----------------------------------------------------------------------------
Michael J. Egan, Officer                6,378      423,000        429,378
----------------------------------------------------------------------------
R. Keith Elliott, Director              2,983            0          2,983
----------------------------------------------------------------------------
Richard H. Glanton, Director            4,440        3,000          7,440
----------------------------------------------------------------------------
Rosemarie B. Greco, Director            1,306            0          1,306
----------------------------------------------------------------------------
Kenneth G. Lawrence, Officer            5,610      128,000        133,610
----------------------------------------------------------------------------
Corbin A. McNeill, Jr., Director
  and Officer                          42,968      848,500        891,468
----------------------------------------------------------------------------
John M. Palms, Ph.D., Director          7,746        9,500         17,246
----------------------------------------------------------------------------
Joseph F. Paquette, Jr., Director      35,178      190,000        225,178
----------------------------------------------------------------------------
Gerald R. Rainey, Officer              21,736            0         21,736
----------------------------------------------------------------------------
Ronald Rubin, Director                  9,013       11,000         20,013
----------------------------------------------------------------------------
Robert Subin, Director                  4,390        5,000          9,390
----------------------------------------------------------------------------
United Bank of Switzerland AG      16,125,789(A)         0     16,125,789(A)
Bahnhofstrasse 45,
8021, Zurich, Switzerland

Brinson Partners, Inc.
209 South LaSalle
Chicago, Illinois 60604
----------------------------------------------------------------------------
Directors and Officers as
   a group (37)                       251,257    2,476,200      2,727,457
----------------------------------------------------------------------------

    (A) In a Form 13G filed with the SEC on February 17, 1999, as of December 31, 1998, United Bank of Switzerland AG and Brinson Partners, Inc., a U.S. subsidiary of United Bank, disclosed that they held approximately 7.2% of the issued and outstanding shares of PECO Energy Company common stock and had the right to vote and sell these shares.

    United Bank was one of the financial institutions that entered into a forward purchase agreement with PECO Energy Company for its common stock. United Bank's holdings reported in the Form 13G included 4.6 million shares held by United Bank pursuant to this agreement. PECO Energy Company settled these agreements by purchasing these shares. United Bank and Brinson Partners do not currently hold more than 5% of the outstanding shares of PECO Energy Company common stock.


    This table does not include 489,093 shares of common stock held under PECO Energy Company's Service Annuity Plan. Messrs. Cooper, D'Alessio, Elliott, Paquette and Rubin are members of the finance committee which monitors the investment policy and performance of the investments under that plan.

                     B O A R D   O F   D I R E C T O R S


[PHOTO: CORBIN A. McNEILL, JR.]

[PHOTO: SUSAN W. CATHERWOOD]

[PHOTO: DANIEL L. COOPER*]



CORBIN A. McNEILL, JR.                                Director since 1990

Mr. McNeill, age 59, is Chairman, President and Chief Executive Officer of PECO Energy Company. He was elected Executive Vice President, Nuclear in 1988, President and Chief Operating Officer in 1990, Chief Executive Officer in 1995 and Chairman in 1997. Before joining PECO Energy Company in 1988, he was Senior Vice President, Nuclear of Public Service Electric and Gas Company.


SUSAN W. CATHERWOOD                                   Director since 1988

Ms. Catherwood, age 55, is Chairman of the Trustee Board, University of Pennsylvania Medical Center and Health System and Vice Chairman of the Board of the University of Pennsylvania. She was formerly Chairman of the Board of Overseers of the University of Pennsylvania Museum.
Ms. Catherwood is also a director of the Glenmede Corporation, the Glenmede Trust Company, the Glenmede Trust Company of New Jersey and the Pew Charitable Trusts.

DANIEL L. COOPER*                                     Director since 1997

Admiral Cooper, age 64, is the former Vice President and General Manager, Nuclear Services Division of Gilbert/Commonwealth, Inc. He is also Chairman of the Advisory Board of Applied Research Laboratory, Penn State University. He retired from the Navy in 1991 as Assistant Chief of Naval Operations (Undersea Warfare). His career included service as Commander, Submarine Force, of the U.S. Atlantic Fleet and Director of Navy Program Planning. He is a former director and Vice Chairman of the Board of USAA insurance company.


*Nominee for election

                     B O A R D   O F   D I R E C T O R S

[PHOTO: M. WALTER D'ALESSIO*]

[PHOTO: G. FRED DiBONA, JR.]

[PHOTO: R. KEITH ELLIOTT]


M. WALTER D'ALESSIO*                                  Director since 1983

Mr. D'Alessio, age 65, is Chairman, President and Chief Executive Officer of Legg Mason Real Estate Services, commercial mortgage banking and pension fund advisors. He is also a director of the Philadelphia Beltline Railroad, Independence Blue Cross and the Brandywine Real Estate Investment Trust.


G. FRED DiBONA, JR.                                   Director since 1997

Mr. DiBona, age 48, is President and Chief Executive Officer of Independence Blue Cross, a health insurance organization. He also serves as Chairman, President and Chief Executive Officer of Keystone Health Plan East, a subsidiary of Independence Blue Cross. He is past chairman of the National Blue Cross and Blue Shield Association. He is also a director of Tasty Baking Company and Philadelphia Suburban Corporation.


R. KEITH ELLIOTT                                      Director since 1997

Mr. Elliott, age 57, is Chairman and Chief Executive Officer of Hercules Incorporated, which produces specialty chemicals and related products. He is also a director of Hercules Incorporated, Wilmington Trust Company and Computer Task Group.

*Nominee for election

                     B O A R D   O F   D I R E C T O R S

[PHOTO: RICHARD H. GLANTON]

[PHOTO: ROSEMARIE B. GRECO]

[PHOTO: JOHN M. PALMS]


RICHARD H. GLANTON                                    Director since 1991

Mr. Glanton, age 52, is a partner of the law firm of Reed Smith Shaw & McClay, L.L.P. and serves as General Counsel of Lincoln University. Mr. Glanton is also a director of CGU Corporation of North America, Philadelphia Suburban Corporation, Philadelphia Suburban Water Company, Wackenhut Corrections Corporation and a trustee and former president of the Barnes Foundation.

Reed Smith Shaw & McClay, L.L.P. provided legal services to PECO Energy Company during 1998. Under the board's conflict of interest policy, the board specifically reviewed the proposal to engage Mr. Glanton's partners to perform particular legal services and concluded that the representation was in the best interest of PECO Energy Company.


ROSEMARIE B. GRECO                                    Director since 1998

Ms. Greco, age 52, is the former President of CoreStates Financial Corporation and Chief Executive Officer, a director and President of CoreStates Bank, N.A. Previously, she served as President and Chief Executive Officer of Fidelity Bank and Senior Executive Vice President and Chief Retail Officer of First Fidelity Bancorporation. She is also a director of Sun Company, The Pennsylvania Real Estate Investment Trust, Cardone Industries, Inc., Genuardi Supermarkets, Inc. and P.W.R.T. Comserve, Inc.


JOHN M. PALMS, Ph.D.                                  Director since 1990

Dr. Palms, age 63, is President of the University of South Carolina and Professor of Physics. He previously served as President of Georgia State University and was the Charles Howard Chandler Professor of Physics and Vice President for Academic Affairs of Emory University. He is also director of Fortis, Inc., Policy Management Systems Corporation, Chairman of the Board of Trustees of the Institute for Defense Analyses and a member of the Advisory Council for the Institute of Nuclear Power Operations.

                     B O A R D   O F   D I R E C T O R S

[PHOTO: JOSEPH F. PAQUETTE, JR.]

[PHOTO: RONALD RUBIN*]

[PHOTO: ROBERT SUBIN]


JOSEPH F. PAQUETTE, JR.                               Director since 1988

Mr. Paquette, age 64, retired as Chairman of the Board in 1997. During his career with PECO Energy Company, he also held the positions of President, Chief Executive Officer and Chief Operating Officer. He is also a director of AAA Mid-Atlantic Inc. and Keystone Insurance
Companies.


RONALD RUBIN*                                         Director since 1988

Mr. Rubin, age 67, is Chief Executive Officer of The Pennsylvania Real Estate Investment Trust, a real estate management and development company. In 1997, the Rubin Organization, Inc. was acquired by The Pennsylvania Real Estate Investment Trust. He is a former director of Continental Bank and Midlantic Bank.


ROBERT SUBIN                                          Director since 1994

Mr. Subin, age 60, retired as Senior Vice President - Global Sourcing & Engineering for Campbell Soup Company in 1998. During his career at Campbell Soup Company, he held the positions of Senior Vice President - Finance, President of the Bakery and Confectionery Division, President of the International Specialty Foods Division and President of the Campbell Europe/America Division.

*Nominee for election

                      B O A R D   C O M M I T T E E S
------------------------------------------------------------------------------
                        COMMITTEE MEMBERSHIP ROSTER
------------------------------------------------------------------------------
                                COMPEN-   CORPORATE                     PUBLIC
NAME              BOARD  AUDIT  SATION   GOVERNANCE  FINANCE  NUCLEAR  AFFAIRS
------------------------------------------------------------------------------
C. A. McNeill, Jr.  X*                                                    X*
------------------------------------------------------------------------------
S. W. Catherwood    X      X*                X
------------------------------------------------------------------------------
D. L. Cooper        X                        X          X        X
------------------------------------------------------------------------------
M. W. D'Alessio     X                        X*         X                 X
------------------------------------------------------------------------------
G. F. DiBona, Jr.   X             X                                       X
------------------------------------------------------------------------------
R. K. Elliott       X      X                            X*
------------------------------------------------------------------------------
R. H. Glanton       X                        X                            X
------------------------------------------------------------------------------
R. B. Greco         X      X      X                                       X
------------------------------------------------------------------------------
J. M. Palms         X      X      X                              X*
------------------------------------------------------------------------------
J. F. Paquette, Jr. X                                   X        X
------------------------------------------------------------------------------
R. Rubin            X             X                     X                 X
------------------------------------------------------------------------------
R. Subin            X             X*         X
------------------------------------------------------------------------------
No. of Meetings
  in 1998           9      6      1          3          2       12        1
------------------------------------------------------------------------------
*Chairperson

    Each committee except the public affairs committee reviewed its charter in 1998 and conducted an assessment of its own performance. These committee self-assessments were reviewed by the corporate governance committee, and the results were reported to the full board.

    Audit: Reviews auditing, accounting, financial reporting and internal control functions. Also reviews officers' and directors' expenses, corporate code of conduct, environmental and legal compliance matters and Year 2000 issues. This committee recommends the independent public accountants and approves the scope of the annual audit by the independent accountants and internal auditors. All members of this committee are non-employee directors. The committee meets outside of the presence of management for portions of its meetings with both the independent accountants and the internal auditors.

    Compensation: Reviews the executives' compensation and administers and oversees the employee benefit plans and programs. The committee makes compensation decisions, which are approved by the full board, for the positions of Chairman, Chief Executive Officer, President, Senior Vice President, Vice President and Corporate Secretary. The committee uses the services of an independent compensation consultant who reports directly to the committee. All members are non-employee directors.

    Corporate Governance: Considers and recommends nominees for election as directors. Reviews individual committee self-assessments and makes recommendations on board and committee structure, membership, functions, compensation and effectiveness. Oversees management succession planning and development programs on behalf of the board. Establishes the job description and performance criteria of the Chief Executive Officer and initially evaluates the CEO's performance for the board. All members are non-employee directors.

    Finance: Reviews and makes recommendations to the board about significant financial matters and business opportunities. Serves as the fiduciary of PECO Energy Company's qualified pension and savings plans, establishes the investment policy and reviews the transactions and performance of the investment managers. All members are non-employee directors.

    Nuclear: Oversees nuclear operations of PECO Energy Company for safety, reliability and quality and effectiveness of management and management systems. The committee uses an independent consultant to assist it in performing its functions.

    Public Affairs: Advises management on matters of legislative, regulatory and public policy.

    Each director attended at least seventy-five percent of the meetings of the board and the meetings of committees of which he or she was a member.


                            BOARD COMPENSATION

    Employee directors receive no compensation, other than their normal salary, for serving on the board or its committees.

    PECO Energy Company's total compensation target for directors who are not officers of PECO Energy Company is the lowest 25th percentile of the general industry average. Directors are paid in cash and deferred stock units as set forth below, and are reimbursed expenses, if any, for attending meetings:

    $21,000 Annual board retainer
    $ 1,000 Meeting fee
    $ 2,000 Annual retainer for chairmanship of audit and nuclear committees
    $ 1,000 Annual retainer for chairmanship of compensation, corporate governance and finance committees
        715 Deferred stock units

    Directors are required to own at least 3,000 shares of PECO Energy Company common stock or stock units within three years after their election to the board.

    Effective January 1997, PECO Energy Company terminated all future retirement benefit accruals and stock option grants for non-employee directors. Accrued benefits under the previous retirement plan have been replaced with a one-time grant of deferred stock units equal to the January 1997 value of all accrued benefits. The expected values of the future benefits under the previous retirement plan have been replaced with annual grants of 715 deferred stock units. Each deferred stock unit is the right to receive one share of PECO Energy Company common stock at retirement. Before retirement, deferred stock units accrue dividend equivalents for each year the director serves on the board. Upon retirement, the director can receive the accumulated shares in a lump sum or spread the distribution over a period of up to ten years.

    Directors can elect to receive all or a portion of their compensation in stock or to defer receiving it until retirement, death or until they no longer serve as director. Deferred compensation is put in an unfunded account and credited with interest, equal to the amount that would have been earned had the compensation been invested in one or more of eight designated mutual funds. The deferred amounts and accrued interest are unfunded obligations of PECO Energy Company and cannot be distributed to the director until he or she reaches 65, retires or is no longer a director. There are exceptions to this rule for financial hardship.

    In 1998, non-employee directors received $590,750 as a group. At its February 9, 1998 meeting, the corporate governance committee reviewed the overall level of director compensation and found no changes were warranted at that time.

   R E P O R T   O F   T H E   C O M P E N S A T I O N   C O M M I T T E E


WHAT IS OUR COMPENSATION PHILOSOPHY?

    The objectives of PECO Energy Company's executive compensation program are to motivate and reward senior management for achieving high levels of business performance and outstanding financial results. In 1998, PECO Energy Company continued to direct its focus to compensating executives competitively with general industry. This philosophy reflects a commitment to attract and retain key executives, ensure positive business performance and continue the growth we have seen in shareholder value.

    The compensation committee, composed of non-employee directors, has the responsibility of administering executive compensation programs, policies and practices.

    There are three parts to PECO Energy Company's executive compensation program:

    o Base salary;
    o Annual bonuses; and
    o Long-term incentives.

    These three parts balance short-term, mid-term and long-term business objectives and align executive financial rewards with those of PECO Energy Company's shareholders.

    Annual incentives are awarded for the successful achievement of PECO Energy Company's financial and operational goals established at the beginning of each year.

    Long-term incentives are generally granted in the form of stock options and restricted stock. These awards tie the executives' financial rewards directly to increased shareholder value.


WHAT FACTORS DO WE CONSIDER IN DETERMINING OVERALL COMPENSATION?

    Compensation levels for PECO Energy Company's executives are reviewed each year by a nationally recognized, independent consulting firm. A survey of large, general industry companies, adjusted for PECO Energy Company's size, including the majority of companies in the "Fortune 500," is prepared and presented to the compensation committee. The compensation committee uses this information, along with individual performance and PECO Energy Company's overall financial condition, to make decisions on each executive's overall compensation.


HOW DO WE DETERMINE BASE SALARY?

    Base salaries for PECO Energy Company's executives are determined by individual performance and by comparisons to the salaries of executives in similar positions in general industry, and where appropriate, the utility sector. The goal for the base salary component is to pay competitively with comparable markets to attract and retain key executives. Executive salaries are targeted to correspond to approximately the median (50th percentile) salaries of the companies identified and surveyed.

    MR. MCNEILL'S 1998 BASE SALARY: The committee determined Mr. McNeill's base salary as Chairman, President and CEO by considering:

    o input from outside consulting firms, which reviews competitive data and estimates a competitive level of base pay;

    o performance achieved against financial goals in 1997; and

    o the implementation of PECO Energy Company's strategic plans.

    In addition, at the time the review was held in February 1998, PECO Energy Company had not yet forged a successful settlement in response to the Electricity Generating and Customer Choice Act. Based on the 1997 business situation, Mr. McNeill's base salary did not increase in 1998, even though his base salary was significantly below that of general industry.

    OTHER NAMED EXECUTIVES' 1998 BASE SALARY: The base pay for the other named executive officers listed in the Summary Compensation Table on page 21 was determined by their individual performance and by considering comparable compensation data from the industry surveys referred to above. In addition, at the time the review was held, in February 1998, because of the business situation described previously, no base salary increases were granted to the other named executive officers in 1998.


HOW ARE ANNUAL BONUSES DETERMINED?

    Under the PECO Energy Company management incentive compensation plan, annual bonuses are paid to executives based on a combination of the achievement of pre-determined corporate and business unit-specific measures and individual performance. The objective of the incentive plan is to tie executive bonuses to achievement of key goals of PECO Energy Company and the executive's particular business unit.

    Corporate and business unit measures are established each year and are based on critical business factors necessary to achieve a balance of short and long-term strategic business objectives. These goals are incorporated into a number of factors designed to measure corporate and business unit performance. These key performance factors are financial, customer, internal and innovation measures, which are described below.

    1998 BONUS PAYOUT LEVEL: For 1998, 100% of Mr. McNeill's bonus payout was determined according to the following corporate performance measures:

    o earnings per share;
    o cash flow;
    o customer satisfaction;
    o employee commitment; and
    o implementation of the corporate value drivers.

    Each measure has a target goal. If all target goals are met, Mr. McNeill is eligible to receive the target level bonus. Due to the outstanding financial performance of PECO Energy Company during 1998, the compensation committee approved a bonus payout level significantly higher than the target level.

    The other named executive officers listed in the Summary Compensation Table on page 21 are measured on a combination of corporate and on measures specific to their business unit or department.


         EXECUTIVE                   FACTORS          WEIGHTING
         ---------                   -------          ---------
         Mr. McNeill                 Corporate           100%
         Messrs. Egan and Durham     Corporate            80%
                                     Business Unit        20%
         Messrs. Lawrence            Corporate            75%
         and Rainey                  Business Unit        25%

    MR. MCNEILL'S 1998 BONUS: In evaluating Mr. McNeill's performance, the committee considered the overall performance of PECO Energy Company against the measures that were achieved in the incentive plan. In arriving at Mr. McNeill's bonus, the committee factored in his leadership in positioning PECO Energy Company for the future, including:

    o the finalization of a settlement among major parties in PECO Energy Company's restructuring proceeding;

    o the significant increase in shareholder value as demonstrated by a total return of 78% for PECO Energy Company shareholders during the period January 1, 1998 through December 31, 1998, the highest return for the 25 largest electric utilities in the United States;

    o the achievement of earnings per share of greater than 30% above target;

    o the development and implementation of a corporate vision, mission and 5-year growth strategy;

    o the implementation of the competitive cost review, a long-term proactive approach to position PECO Energy Company for success in the competitive marketplace; and

    o his contribution in developing an aggressive acquisition strategy which led to the acquisition of Three Mile Island Unit 1 by AmerGen.

    A final 1998 incentive plan payout to Mr. McNeill of $708,100 was approved by the committee.

    OTHER NAMED EXECUTIVE OFFICERS' 1998 BONUSES: The final 1998 incentive plan payouts as approved by the committee for Messrs. Egan, Durham, Lawrence and Rainey were an aggregate of $855,400 for the group and were determined in accordance with the incentive plan and each individual's performance.


HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM
VALUE CREATION?

    In 1997, the shareholders approved an amended 1989 long-term incentive plan. The amended 1989 plan awards performance-based grants and provides PECO Energy Company flexibility in its executive compensation practices in a competitive, deregulated business environment. For 1998, the amended 1989 plan was divided into two segments: mid-term and long-term incentives.

    Mid-term incentives are awarded in the form of restricted stock to retain key executives engaged in positioning PECO Energy Company.
Awards are determined upon the successful completion of strategic goals designed to achieve long-term business success and increased shareholder value. Depending upon PECO Energy Company's progress each year, the committee may award restricted stock with prohibitions on sale or transfer until the restrictions lapse. The first year of mid-term incentive awards will be 1999. Mid-term incentive awards replaced the dividend equivalent awards which were discontinued in 1998.

    Long-term incentives are granted in the form of stock options. The purpose of stock options is to align compensation directly to increases in shareholder value. Individuals receiving options are given the right to buy a fixed number of shares of PECO Energy Company common stock at the closing price of the PECO Energy Company common stock on the date of grant during a specified period of time. In 1998 as part of the new executive compensation strategy, the compensation committee added a performance hurdle to all stock options granted. In order to be able to exercise the stock options, the stock price must rise to a level previously determined by the committee.

    In 1998, Mr. McNeill and other named officers received a multi-year grant of stock options. These awards were designed to motivate the executives to achieve aggressive stock appreciation during the uncertain business conditions that exist during the transition to deregulation.
In addition, this approach supported the strategy of shifting total compensation from utility industry to general industry standards, where the proportion of at-risk pay to fixed pay is considerably higher. All stock options were issued with performance vesting "hurdles." The performance of the stock resulted in stock prices considerably exceeding the "hurdle." Stock options will not be awarded to the recipients of the multi-year grant in 1999.

    MR. MCNEILL'S AND OTHER NAMED EXECUTIVE OFFICERS 1998 STOCK OPTION
AWARDS: Mr. McNeill received options to purchase 500,000 shares of PECO Energy Company common stock in 1998. Other named executive officers received options to purchase an aggregate of 364,000 shares of PECO Energy Company common stock.


    STOCK OWNERSHIP GUIDELINES

    PECO Energy Company is committed to strengthening the alignment of its executives' financial interests with those of its shareholders. Officers of PECO Energy Company are required to own the following levels of stock:


                                                  STOCK
               POSITION                     OWNERSHIP LEVELS
               --------                     ----------------
        Chairman, President and CEO         4 times salary
        Senior Vice Presidents              2 times salary
        Other officers                      1 times salary

    Officers must meet the required levels of stock ownership by February 2002 or five years from their election as an officer of PECO Energy Company, whichever is later. The Chairman reviews ownership progress of executives on a regular basis, and reports progress against target levels to the compensation committee annually. Stock options, whether vested or unvested, will not be considered stock owned for the purpose of meeting the ownership guidelines.

CAN WE DEDUCT EXECUTIVE COMPENSATION UNDER SECTION 162(M) OF THE
INTERNAL REVENUE CODE?

    Under Section 162(m) of the Internal Revenue Code, PECO Energy Company may not deduct executive compensation in excess of $1.0 million per year unless it qualifies as performance-based compensation. The compensation committee reviewed PECO Energy Company's current compensation plans and practices and concluded that it was entitled to deduct executive compensation under Section 162(m).


ARE THE COMPANIES USED IN THE EXECUTIVE COMPENSATION COMPARISON AND IN THE SHAREHOLDER RETURN COMPARISON THE SAME?

    The shareholder return comparison companies are those included in the Dow Jones Utility Average. For 1998, the companies used for executive pay comparisons are companies across general industry, including a number of major electric utilities.


WHAT WAS PECO ENERGY COMPANY'S CUMULATIVE SHAREHOLDER RETURN?

    As noted on the graph shown on page 20, an investment of $100 in PECO Energy Company common stock on December 31, 1993 would have grown in value to $186.62 assuming reinvestment of dividends at December 31, 1998. For the five-year period ending December 31, 1998, the total cumulative return for holders of PECO Energy Company common stock amounted to approximately 87%, or the equivalent of 13.29% per year compounded. That return was slightly above the comparable Dow Jones Utility Average, but both indices were substantially below the return of the Standard & Poor's 500 Stock Index.



                                                COMPENSATION COMMITTEE
                                                Robert Subin, Chairman
                                                G. Fred DiBona, Jr.
                                                Rosemarie B. Greco
                                                John M. Palms, Ph.D.
                                                Ronald Rubin

                      P E R F O R M A N C E   G R A P H

                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

    The performance chart below illustrates a five-year comparison of cumulative total returns based on an initial investment of $100 in PECO Energy Company common stock as compared with the S&P 500 Stock Index and the Dow Jones Utility Average for the period 1994 through 1998.

    This performance chart assumes:

    o $100 invested on December 31, 1993 in PECO Energy Company common stock, S&P 500 Stock Index and Dow Jones Utility Average.

    o All dividends are reinvested.



                      [ID: GRAPHIC, PERFORMANCE GRAPH]

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                                  1994-1998

DOLLARS                                                             DOLLARS
 $300                                                                 $300
 $250                     ID: LINE GRAPH SHOWING                      $250
 $200                   PECO ENERGY (as solid rule)                   $200
 $150                       S&P 500 (as dashes)                       $150
 $100                  DJ UTILITIES (as dot leaders)                  $100
 $ 50                                                                 $ 50
 $  0                                                                 $  0
          1994        1995         1996        1997         1998


---------------------------------------------------------------------------
                                             DECEMBER 31,
---------------------------------------------------------------------------
                             1993    1994    1995    1996    1997    1998
---------------------------------------------------------------------------
PECO Energy Company        $100.00   85.88  112.22  100.49  104.61  186.62
---------------------------------------------------------------------------
S&P 500 Stock Index        $100.00  101.32  139.40  171.41  228.59  293.92
---------------------------------------------------------------------------
Dow Jones Utility Average  $100.00   84.71  111.80  121.98  150.03  178.35
---------------------------------------------------------------------------

             S U M M A R Y   C O M P E N S A T I O N   T A B L E

                    COMPENSATION OF EXECUTIVE OFFICERS

    The amounts listed under "All Other Compensation" are matching contributions made by PECO Energy Company under the PECO Energy Company Employee Savings Plan.

----------------------------------------------------------------------------------------------------------------
                                                                         Long-Term Compensation
                                                                    ------------------------------
                                  Annual Compensation                      Awards        Payouts
----------------------------------------------------------------------------------------------------------------
                                                                                         Long-Term
                                                                    Restricted          Incentive
                                                                       Stock               Plan      All Other
Name and                                                              Award(s)  Options   Payouts   Compensation
Principal Position           Year     Salary ($) Bonus ($) Other ($)    ($)       (#)       ($)         ($)
----------------------------------------------------------------------------------------------------------------
Corbin A. McNeill, Jr.       1998      585,476   708,100      0          0      500,000      0         3,200
 Chairman of the Board,      1997      551,112   330,200      0          0       50,000      0         3,200
 President and Chief         1996      505,440   218,868      0          0       50,000      0         1,500
 Executive Officer
----------------------------------------------------------------------------------------------------------------
Michael J. Egan              1998      317,439   235,700      0          0      125,000      0             0
 Senior Vice President,      1997       63,003   229,148      0     99,851(A)   298,000      0             0
 Finance and Chief
 Financial Officer
----------------------------------------------------------------------------------------------------------------
James W. Durham              1998      298,952   225,300      0          0       34,000      0         3,200
 Senior Vice President       1997      294,639   111,733      0          0       20,000      0         3,200
 and General Counsel         1996      289,966    92,695      0          0       20,000      0         1,500
----------------------------------------------------------------------------------------------------------------
Kenneth G. Lawrence          1998      282,164   200,700      0          0      115,000      0         3,107
 Senior Vice President,      1997      255,126   107,142      0          0       20,000      0         3,200
 Corporate and President,    1996      233,294    92,695      0          0       20,000      0         1,500
 Peco Energy Distribution
----------------------------------------------------------------------------------------------------------------
Gerald R. Rainey             1998      269,308   193,700      0          0       90,000      0         2,040
 President and Chief         1997      215,260    99,783      0          0       10,000      0         3,200
 Nuclear Officer,            1996      191,580    73,427      0          0       10,000      0         1,500
 PECO Nuclear
----------------------------------------------------------------------------------------------------------------

    (A) At December 31, 1998, Mr. Egan held 4,475 shares of restricted stock with an aggregate value of $186,831. These shares vest on October 13, 2000 and Mr. Egan will receive dividends on these shares during this vesting period.

    The preceding table does not include a $200,000 signing bonus that Mr. Egan received when he was elected an officer effective October 13, 1997.

                        O P T I O N   G R A N T S   I N   1 9 9 8

    The options listed below become exercisable in full when the closing price of PECO Energy Company common stock on the NYSE is at least $25.00 per share.

    Values indicated are an estimate based on the Black-Scholes option pricing model. Although executives risk forfeiting these options in some circumstances, these risks are not factored into the calculated values.
The actual value of these options will be determined by the excess of the stock price over the exercise price on the date the option is exercised. There is no certainty that the actual value realized will be at or near the value estimated by the Black-Scholes option pricing model.

    Assumptions used for the Black-Scholes model are as of December 31, 1998 and are as follows:

    Risk-free interest rate         5.46%
    Volatility                      .2141
    Dividend yield                  6.78%
    Time of exercise            9.5 years

------------------------------------------------------------------------------------------
                                                                               Grant Date
                                              Individual Grants                  Value
                                            -----------------------            -----------
                               Number of    % of Total
                               Securities   Options                             Grant Date
                               Underlying   Granted to  Exercise or             Present
                               Options      Employees   Base Price   Expiration Value
Name                           Granted (#)  in 1998     ($/SH)       Date       ($)
------------------------------------------------------------------------------------------
Corbin A. McNeill, Jr.         500,000      25.3        19.6875      02/23/08   1,045,000
  Chairman of the Board,
  President and Chief
  Executive Officer
------------------------------------------------------------------------------------------
Michael J. Egan                29,000       1.46        19.6875      02/23/08      60,610
  Senior Vice President,       96,000       4.85        21.8750      04/08/08     237,120
  Finance and Chief
  Financial Officer
------------------------------------------------------------------------------------------
James W. Durham                28,000       1.41        19.6875      02/23/08      58,520
  Senior Vice President         6,000       0.30        21.8750      04/08/08      14,820
  and General Counsel
------------------------------------------------------------------------------------------
Kenneth G. Lawrence            27,000       1.36        19.6875      02/23/08      56,430
  Senior Vice President,       88,000       4.44        21.8750      04/08/08     217,360
  Corporate and President,
  PECO Energy Distribution
------------------------------------------------------------------------------------------
Gerald R. Rainey               23,000       1.16        19.6875      02/23/08      48,070
  President and Chief Nuclear  67,000       3.38        21.8750      04/08/08     165,490
  Officer, PECO Nuclear
------------------------------------------------------------------------------------------

                       O P T I O N   E X E R C I S E S
                     A N D   Y E A R - E N D   V A L U E


    This table shows the number and value of exercised and unexercised stock options for the named executive officers during 1998. Value is determined using the market value of PECO Energy Company common stock at the year-end price of $41.75 per share, minus the value of PECO Energy Company common stock at the exercise price. All options whose exercise price exceeds the market value are valued at zero.

------------------------------------------------------------------------------------
                                                        Number of
                                                       Securities        Value of
                                                       Underlying       Unexercised
                                                       Unexercised     In-the-Money
                                                       Options at       Options at
                                                        12/31/98         12/31/98
------------------------------------------------------------------------------------
                             Shares
                            Acquired                       (#)              ($)
                               on         Value        Exercisable      Exercisable
Name                      Exercise (#)  Realized ($)  Unexercisable    Unexercisable
------------------------------------------------------------------------------------
Corbin A. McNeill, Jr.               0          0       E  848,500     E  16,980,500
  Chairman of the Board,                                U        0     U           0
  President and Chief
  Executive Officer
------------------------------------------------------------------------------------
Michael J. Egan                      0          0       E  423,000     E   8,340,039
  Senior Vice President,                                U        0     U           0
  Finance and Chief
  Financial Officer
------------------------------------------------------------------------------------
James W. Durham                      0          0       E  164,000     E   2,757,625
  Senior Vice President                                 U        0     U           0
  and General Counsel
------------------------------------------------------------------------------------
Kenneth G. Lawrence             55,000    818,084       E  128,000     E   2,262,000
  Senior Vice President,                                U        0     U           0
  Corporate and President,
  PECO Energy Distribution
------------------------------------------------------------------------------------
Gerald R. Rainey               120,000  1,576,964       E        0     E           0
  President and Chief Nuclear                           U        0     U           0
  Officer, PECO Nuclear
------------------------------------------------------------------------------------

                       R E T I R E M E N T   P L A N S


    The following table shows the estimated annual retirement benefits payable on a straight-life annuity basis to participating employees, including officers, in the earnings and year of service classes indicated, under PECO Energy Company's non-contributory retirement plans. The amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

    Covered compensation includes salary and bonus which is disclosed in the Summary Compensation Table on page 21 for the named executive officers. The calculation of retirement benefits under the plans is based upon average earnings for the highest consecutive five-year period.

    The Internal Revenue Code limits the annual benefits that can be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, PECO Energy Company has supplemental plans which allow the payment out of general funds of PECO Energy Company of any benefits calculated under provisions of the applicable retirement plan which may be above these limits.


-----------------------------------------------------------------------------------------
                                             Pension Plan Table
               --------------------------------------------------------------------------
Average Annual
 Compensation                                 Years of Service
 for Highest
 Consecutive   --------------------------------------------------------------------------
 Five Years    10 Years   15 Years   20 Years   25 Years   30 Years   35 Years   40 Years
-----------------------------------------------------------------------------------------
$  100,000     $ 19,411   $ 26,616   $ 33,821   $ 41,026   $ 48,232   $ 55,437   $ 62,642
   200,000       39,911     54,866     69,821     84,776     99,732    114,687    129,642
   300,000       60,411     83,116    105,821    128,526    151,232    173,937    196,642
   400,000       80,911    111,366    141,821    172,276    202,732    233,187    263,642
   500,000      101,411    139,616    177,821    216,026    254,232    292,437    330,642
   600,000      121,911    167,866    213,821    259,776    305,732    351,687    397,642
   700,000      142,411    196,116    249,821    303,526    357,232    410,937    464,642
   800,000      162,911    224,366    285,821    347,276    408,732    470,187    531,642
   900,000      183,411    252,616    321,821    391,026    460,232    529,437    598,642
 1,000,000      203,911    280,866    357,821    434,776    511,732    588,687    665,642
-----------------------------------------------------------------------------------------


    Messrs. McNeill, Egan, Durham, Lawrence and Rainey have 31, 1, 20, 29 and 29 credited years of service, respectively, under PECO Energy Company's pension program. Mr. Durham is being granted one year of additional service, for purposes of calculating his benefits under PECO Energy Company's pension program, for each year of service up to a maximum of 10 additional years.

                      O T H E R   I N F O R M A T I O N

    TRANSACTIONS WITH MANAGEMENT: PECO Energy Company's Power Team has entered into an agreement with Pat Bessey, Inc. to sponsor Bessey's National Association of Stock Car Auto Racing activities. Under the agreement, Power Team will pay Bessey $10 million in 1999 and $8 million in both 2000 and 2001 in return for advertising and other promotional activities of Power Team. Bessey will also receive incentive payments ranging from $30,000 to $150,000 per race, in addition to other incentive payments, if a Power Team-sponsored car wins certain Indy Racing League, Winston Cup or Busch Grand National NASCAR races. PECO Energy Company also pays all transportation, travel and lodging expenses for appearances at company-requested, non-racing events.

    Joseph W. Bessey is President and an owner of Pat Bessey, Inc. and the husband of Nancy J. Bessey, President of PECO Energy's Power Team.

    CHANGE-OF-CONTROL AGREEMENTS: PECO Energy Company has entered into change-of-control agreements with most of its executive officers, including the individuals named in the Summary Compensation Table. The purpose of the agreements is to assure the objective judgment, and to keep the loyalties, of key executives when PECO Energy Company is faced with a potential change of control by providing for a continuation of salary, bonus, health and other benefits for a maximum period of three years.

    In addition, PECO Energy Company's long-term incentive plan allows the committee administering this plan to terminate the restrictions on stock options and restricted stock grants at any time. PECO Energy Company has also entered into two trust agreements to provide for the payment of retirement benefits and deferred compensation benefits of directors and officers that include provisions requiring full funding in the event of a change of control.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: The federal securities laws require PECO Energy Company's directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of PECO Energy Company.

    To PECO Energy Company's knowledge, based solely on a review of the copies of these reports given to PECO Energy Company and written representations that no other reports were required during 1998, all of PECO Energy Company's directors and executive officers made the required filings except that, R. Keith Elliott, a director of PECO Energy Company, filed one late report of changes in beneficial ownership on Form 4 relating to a purchase of shares of PECO Energy Company common stock.

    DISCRETIONARY VOTING AUTHORITY: The board of PECO Energy Company knows of no other matters to be presented for action at the meeting. As to any other matters that may properly come before the meeting, the individuals serving as proxies intend to vote in their best judgment. Your signed proxy card gives authority to Joseph F. Paquette, Jr., Susan W. Catherwood and J. Barry Mitchell to vote on those matters.

                      SUNNYBROOK BALLROOM DIRECTIONS

RT. 422 EAST -- east to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left -- directly across from Pottstown Memorial Medical Center.

RT. 422 WEST -- west to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left -- directly across from Pottstown Memorial Medical Center.

PENNSYLVANIA TURNPIKE -- to Downingtown exit -- north on Rt. 100 to 422 -- east on Rt. 422 to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left -- directly across from Pottstown Memorial Medical Center.

RT. 663 -- south to High Street -- turn left -- look for Sunnybrook on left directly across from the Pottstown Memorial Medical Center.

RT. 724 EAST OR WEST -- turn off to east bound 422 and proceed to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left -- directly across from Pottstown Memorial Medical Center.

RT. 100 NORTH OR SOUTH -- take Rt. 422 east to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left -- directly across from Pottstown Memorial Medical Center.

RT. 23 EAST OR WEST -- exit on Rt. 100 -- north on 100 to 422 -- east on 422 to Armand Hammer Boulevard exit -- follow boulevard to East High Street -- turn right -- look for Sunnybrook on left directly across from the Pottstown Memorial Medical Center.


                             [ID -- AREA MAP]

[LOGO] PECO ENERGY



PECO ENERGY COMPANY
2301 MARKET STREET
P.O. BOX 8699
PHILADELPHIA, PA 19101-8699

                                 APPENDIX OF
                         GRAPHIC AND IMAGE MATERIAL
                   OMITTED FROM ELECTRONIC FORMAT DOCUMENT
                   PURSUANT TO RULE 304 OF REGULATION S-T